UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 7, 2011

Energizer Holdings, Inc.

(Exact name of Registrant as specified in its charter)

MISSOURI	1-15401	43-1863181
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

533 Maryville University Drive

St. Louis, Missouri 63141

(Address of principal executive offices)

Registrant’s telephone number, including area code: (314) 985-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 7, 2011, Gayle G. Stratmann, Vice President and General Counsel of Energizer Holdings, Inc. (the “Company”) since March 2003, notified the Company that she will retire from the Company in the first half of calendar 2012.

Item 7.01. Regulation FD Disclosure

On November 8, 2011, the Company issued a press release announcing the retirement of Ms. Stratmann and the appointment of Mr. LaVigne, described under Item 8.01, attached hereto as Exhibit 99.1.

Item 8.01. Other Events.

At its meeting on November 7, 2011, the board of directors of the Company appointed Mark S. LaVigne, who currently serves as Secretary and Assistant General Counsel, to succeed Ms. Stratmann as the General Counsel of the Company upon her retirement.

Item 9.01. Financial Statements and Exhibits.

See Exhibit index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGIZER HOLDINGS, INC.

By:	/s/ Daniel J. Sescleifer
Daniel J. Sescleifer
Executive Vice President and Chief Financial Officer

Dated: November 8, 2011

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued November 8, 2011.